Form N-SAR
Item 770

Name of Registrant:
	VALIC Company I

Name of Portfolio:
	VALIC Company I International
	Growth I

Issuer:
	Renault

Years of Operation:
	3+

Underwriting Type:
	Firm

Offering Type:
	Eligible Foreign (US Registered,
	Muni, Eligible Foreign, 144A)

Underwriter from whom Purchased:
	Deutsche Bank Alex Brown

Underwriting Syndicate Members:
	Deutsche Bank AG London
	J. P. Morgan Securities Ltd.
	Societe Generale

Date Offering Commenced:
	07/28/03

Date of Purchase:
	07/28/03

Principal Amount of Offering:
	$1,504,544,412

Offering price:
	$56.5618

Purchase price:
	$56.5618

Commission, spread or profit:
	$.566

Principal amount of purchases by all
investment Companies advised by the
investment sub-adviser:
	$12,443,600.39